                                                                     EXHIBIT 5.1
                                                                     -----------


                         DILLON, BITAR & LUTHER L.L.C.
                                 53 MAPLE AVENUE
                              MORRISTOWN, NJ 07960



                                 August 10, 2004


EMCORE Corporation
145 Belmont Drive
Somerset, NJ  08873

     RE:   EMCORE CORPORATION REGISTRATION
     STATEMENT ON FORM S-8


Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement (the "Registration Statement"), which is concurrently being filed by EMCORE Corporation, a New Jersey corporation (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to the registration of 2,100,000 additional shares of the Company's common stock (the "Shares") that may be acquired pursuant to the terms and provisions of the Company's 2000 Stock Option Plan, as amended and restated (the "Plan").

     This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

     We are familiar with the corporate proceedings relating to the authorization of the Shares and have reviewed the corporate proceedings taken with respect to the approval of such amendment to the Plan. We have examined and relied on originals, or copies certified to our satisfaction, of all such corporate records of the Company and such other instruments and other certificates of public officials, officers, and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate, as a basis for the opinion herein expressed.

     We do not express or purport to express any opinions with respect to laws other than the Federal laws of the United States and the laws of the State of New Jersey.

     Based upon the foregoing, it is our opinion that the Shares will, if issued and delivered in accordance with the terms and provisions of the Plan, be validly issued, fully paid, and non assessable.

                                                                     EXHIBIT 5.1
                                                                     -----------
                                                                          Page 2


     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. By giving such consent we do not thereby admit that we are an "expert" with respect to any part of such Registration Statement, as that term is used in the Securities Act of 1933, as amended, or the rules or regulations of the Commission issued thereunder.


                                       Very truly yours,




                                       /s/ DILLON, BITAR & LUTHER L.L.C.